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                                                                 Exhibit 21.1.1

LIST OF SUBSIDIARIES
--------------------

WHOLLY-OWNED
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927563 Ontario Inc.
927564 Ontario Inc.
Med-Emerg Inc.
Med Plus Health Centres Ltd.
JC Medical Management Inc.
Med-Emerg Urgent Care Centres Inc.
Med-Emerg Family Health Centres Inc.
Med-Emerg Britannia Urgent Care Inc.
Med-Emerg Elmvale Clinic Inc.
YFMC Heathcare Inc.
1185943 Ontario Inc.
YFMC Healthcare (Alberta) Inc.
1024528 Ontario Ltd.
1180668 Ontario Inc.
1292363 Ontario Corp.
HealthyConnect.com, Inc.

75%-OWNED
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Doctors on Call Ltd.

70%-OWNED
---------

Spirotech Health Services Inc.

51%-OWNED
---------

York Lanes Health Centre Inc.
Caremedics (Elmvale) Inc.

45%-OWNED
---------

Medical Urgent Care Inc.